EXHIBIT 1.1

                            STOCK EXCHANGE AGREEMENT


THIS STOCK EXCHANGE AGREEMENT, dated as of February 6, 2006, ("AGREEMENT"), by and between ROYAL TURF CLUB, INC., a Nevada corporation, and the SHAREHOLDERS OF ROYAL TURF CLUB, INC., (collectively "RTC"), and GLOBAL PARI-MUTUAL SERVICES, INC., a Nevada corporation ("GLOBAL").

     WHEREAS, Global and RTC have each determined that the transactions contemplated by this Agreement, on the terms and conditions of this Agreement, would be advantageous and beneficial to their respective companies and shareholders.

     WHEREAS, the parties hereto desire to consummate the transactions contemplated herein, pursuant to which (a) RTC will transfer to Global four million shares (collectively, the "RTC Shares") of Common Stock owned by RTC, and (b) Global will transfer to RTC six million shares (collectively, the "Global Shares") of Common Stock owned by Global.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

                             ARTICLE I--DEFINITIONS

SECTION 1.1. DEFINITIONS: As used herein, the following terms shall have the following meanings:

     "Act" means the Securities Act of 1933, as amended, and the rules and regulations issued in respect thereto.

     "Encumbrance" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

     "Law" means any law, statute, regulation, rule, ordinance, requirement or other binding action or requirement of any governmental, regulatory or administrative body, agency or authority or any court of judicial authority.

     "Order" means any decree, order, judgment, writ, award, injunction, stipulation or consent of or by any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign.

     "Person" means any individual, corporation, general or limited partnership, joint venture, association, limited liability company, joint stock company, trust, business, bank, trust company, estate (including any beneficiaries thereof), unincorporated entity, cooperative, association, government branch, agency or political subdivision thereof or organization of any kind.

     "Shareholders of RTC" means those individuals or companies owning stock in RTC prior to the execution of this Agreement, as listed on Exhibit A to this Agreement and incorporated by reference herein.

     "Transaction Documents" means any ancillary contracts, agreements or other documents that are to be entered into in connection with the transactions contemplated hereby.

                          ARTICLE II--EXCHANGE OF STOCK

SECTION 2.1. EXCHANGE: Subject to the terms and conditions of this Agreement, at the Closing:

(a.) RTC agrees to transfer to Global four million shares of Common Stock of RTC (the "RTC Shares"), which is one hundred percent (100%) of the outstanding shares of RTC.

(b.) Global agrees to transfer to RTC six million shares of Common Stock of Global (the "Global Shares").

(c.) Earn Out Shares: RTC shall be entitled to additional stock of Global, pursuant to the following schedule:
     Pretax Profit for 2006 of $1,000,000      500,000 shares
     Pretax Profit for 2007 of $2,500,000      500,000 shares
     Pretax Profit for 2008 of $4,000,000      500,000 shares


SECTION 2.2. PIGGYBACK REGISTRATION RIGHTS:

(a.) Piggyback Rights:

     (i) Each time that Global proposes for any reason to register any of its Common Stock under the Securities Act in connection with the proposed offer and sale of its Common Stock , either for its own account or on behalf of any other security holder ("Proposed Registration"), other than pursuant to a registration statement on Forms S-4, S-8 or any similar forms, Global shall promptly give written notice of such Proposed Registration to the RTC shareholders owning Global shares pursuant to the terms of this Agreement (the "RTC Shareholders"), and shall offer to the RTC Shareholders the right to request inclusion of up to, and not exceeding twenty five percent (25%) of Global Common Stock issued pursuant to the terms of this Agreement in the Proposed Registration.

     (ii) The RTC Shareholders shall have 30 days from the receipt of such notice to deliver to Global a written request specifying the number of shares of Common Stock that RTC Shareholder intends to sell in the Proposed Registration, as well as information on the RTC Shareholder's intended method of disposition.

     (iii) If the Proposed Registration by Global is, in whole or in part, an underwritten public offering, Global shall so advise the RTC Shareholders and any request must specify that up to twenty five percent (25%) of a RTC Shareholder's Common Stock be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration.

     (iv) Upon receipt of a written request Global shall promptly use its best efforts to cause all such shares of Common Stock held by a RTC Shareholder to be registered under the Securities Act (and included in any related qualifications or registration under blue sky laws), to the extent required to permit sale or disposition as set forth in the Proposed Registration.

     (v) If the offering is to be an underwritten offering, and a RTC Shareholder proposes to distribute its shares of Common Stock through such underwritten offering, the RTC Shareholder agrees to enter into an underwriting agreement with the underwriter or underwriters selected for such underwriting by Global. The RTC Shareholder may withdraw his Common Stock from such offering at any time until the day prior to the effective date by written notice to Global and the managing underwriter.

(b) Preparation and Filing: If and whenever Global is under an obligation pursuant to this Agreement to use its best efforts to effect the registration of any shares of its Common Stock, the Company shall, as expeditiously as practicable:

     (i) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement for such securities, and use its best efforts to cause such registration statement to become and remain effective in accordance with Section 2.2(b) hereof;

     (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (A) the sale of all Common Stock covered thereby or (B) three months after the effective date of the registration statement, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Common Stock covered by such registration statement;

     (iii) furnish to the RTC Shareholders such number of copies of any prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such holder may reasonably request, to facilitate the public sale or other disposition of such shares of Common Stock issued to the RTC Shareholder pursuant to this Agreement;

     (iv) use its best efforts to register or qualify the Common Stock covered by such registration statement under the securities or blue sky laws of up to four states that do not impose what is commonly referred to as merit review (except to the extent provided in Section 2.2(a)(iv)) and do all other acts or things which may be necessary or advisable to enable a RTC Shareholder to consummate the public sale or other disposition in such jurisdictions of such Common Stock; provided, however, that Global shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then subject to process, qualify to do business as a foreign corporation where it would not be otherwise required to qualify or submit to liability for state or local taxes where it is not liable for such taxes;

     (v) at any time when a prospectus required to be delivered under the Securities Act, notify RTC Shareholders of the happening of any event as a result of which the prospectus included in such registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such holder, as promptly as practicable prepare, file and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

     (vi) if Global has delivered preliminary or final prospectuses to RTC Shareholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify RTC Shareholders and, if requested, shall immediately cease making offers of a RTC Shareholder's Common Stock and return all prospectuses to Global. Global shall promptly provide the RTC Shareholder with revised prospectuses and, following receipt of the revised prospectuses, the RTC Shareholder shall be free to resume making offers of the Common Stock.

(c) Expenses: Global shall pay all expenses incurred in complying with this
Section 2.2, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD Regulation, Inc.), fees and expenses of complying with securities and blue sky laws, printing expenses, and fees and disbursements of Global's counsel; provided, however, that all underwriting discounts and selling commissions, attorneys' fees of a RTC Shareholder, if any, and selling expenses applicable to the Common Stock issued to a RTC Shareholder and covered by registration effected pursuant to this
Section 2.2 hereof, shall be borne by the RTC Shareholder.


SECTION 2.3. THE CLOSING.

(a) Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place as promptly as possible after RTC's delivery of audited financial statements acceptable to the Company in its discretion. The Exchange Agreement contains customary representations and warranties by the parties but no later than March 31, 2006, or the business day following the day the last of the conditions set forth in Article V shall have been fulfilled or waived (other than those that this Agreement contemplates will be satisfied at or immediately prior to the Closing), whichever is sooner, or at such other time as shall be mutually agreed upon by RTC and Global (the "Closing Date").

(b) Subject to the conditions set forth in this Agreement, the parties agree to consummate the following transactions at the Closing:

     (i) Copies of Global's bylaws and resolutions adopted by the board of directors of Global authorizing the execution and delivery of, and performance of the Shareholders' and officers' or directors' obligations under this Agreement, certified by the Secretary or an Assistant Secretary of Global.

     (ii) Copies of RTC's bylaws and resolutions adopted by the board of directors of RTC authorizing the execution and delivery of, and performance of the Shareholders' and officers' or directors' obligations under this Agreement, certified by the Secretary or an Assistant Secretary of RTC.

     (iii) Copies of Global's bylaws and resolutions adopted by the board of directors of Global accepting the resignations of Gerry Richardson and William Isetta as members of the board of directors of Global.

     (iv) Copies of Global's bylaws and resolutions adopted by the board of directors of Global appointing James Ough and Joseph Neglia as members of the board of directors of Global.

     (v) Global shall assign and transfer to RTC the Global Shares, by physically delivering to RTC one (1) or more stock certificates representing the Global Shares being transferred, duly endorsed or accompanied by duly executed stock powers (with a medallion guaranty, if required by RTC's transfer agent) sufficient to validly transfer the Global Shares to RTC; and

     (vi) RTC shall assign and transfer to Global the RTC Shares, by physically delivering to Global one (1) or more stock certificates representing the RTC Shares being transferred, duly endorsed or accompanied by duly executed stock powers sufficient to validly transfer the RTC Shares to Global.

               ARTICLE III--REPRESENTATIONS AND WARRANTIES OF RTC

     RTC represents and warrants to Global that the statements contained in this
Article III are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date).

SECTION 3.1. POWER AND AUTHORITY; ENFORCIBILITY: RTC is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. RTC has all requisite capacity, power and authority to execute, deliver and perform this Agreement. No other corporate action on the part of RTC is necessary to authorize the execution and delivery by RTC of this Agreement or the consummation by it of the Contemplated Transactions (as defined below). This Agreement has been duly executed and delivered and, upon execution by Global, will constitute a valid and legally binding obligation of RTC, enforceable against RTC in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

SECTION 3.2. OWNERSHIP; TRANSFERABILITY: RTC is the legal and beneficial owner of the RTC Shares, free and clear of any Encumbrance or restriction on transfer, other than (i) restrictions under the Act, and (ii) restrictions reflected in a legend on the certificates representing the RTC Shares.

SECTION 3.3. CONSENTS AND APPROVALS: Neither the execution, delivery and performance of this Agreement by RTC, nor the consummation by RTC of any transaction related hereto, including the transfer, sale and delivery of the RTC Shares will require any consent, approval, license, Order or authorization of, filing, registration, declaration or taking of any other action with, or notice to, any Person, other than such consents, approvals, filings or actions as may be required under the Federal securities laws which have or will be made.

SECTION 3.4. NO CONFLICTS: The execution and delivery by RTC of this Agreement and the Transaction Documents to which it is or will become a party do not, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which it is or will become a party (the "Contemplated Transactions") shall not, assuming the consents, approvals, filings or actions described in Section 3.3 are made or obtained, as the case may be, (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or by-laws of RTC, (b) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which RTC is a party or by which it or any of its properties or assets may be bound, or (c) conflict or violate any permit, concession, franchise, license, judgment, Order, decree, statute, law, ordinance, rule or regulation of any government, governmental instrumentality or court, domestic or foreign, applicable to RTC or any of its properties or assets, except in the case of (b) and (c) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not, individually or in the aggregate, materially and adversely affect the RTC Shares being conveyed by RTC to Global.


SECTION 3.5. PURCHASE ENTIRELY FOR OWN ACCOUNT:

(a) The Global Shares to be received by RTC will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof.

(b) RTC has no present intention of selling, granting any participation in, or otherwise distributing the Global Shares, except, in the case of (a) and (b)of this Section 3.5, as permitted by the Act.

(c) RTC is an "accredited investor" under Rule 501(a) promulgated under the Act.

SECTION 3.6. RESTRICTED SHARES: RTC understands that the Global Shares are characterized as "restricted securities" under the Federal securities laws and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.

SECTION 3.7. LEGENDS: It is understood that the certificate(s) evidencing the Global Shares shall bear a legend substantially in the form below:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE LAWS AND RULES OR UNLESS SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE STATE LAWS AND RULES.

SECTION 3.8. BROKER'S FEES: RTC is not obligated to pay any fee or commission to any broker, finder or other similar Person in connection with the transactions contemplated by this Agreement (other than any fees or commissions that are solely for the account of RTC).

              ARTICLE IV--REPRESENTATIONS AND WARRANTIES OF GLOBAL

     Global represents and warrants to RTC that the statements contained in this
Article IV are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date).

SECTION 4.1. POWER AND AUTHORITY; ENFORCIBILITY: Global is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. Global has all requisite capacity, power and authority to execute, deliver and perform this Agreement. No other corporate action on the part of Global is necessary to authorize the execution and delivery by Global of this Agreement or the consummation by it of the Contemplated Transactions. This Agreement has been duly executed and delivered and, upon execution by RTC, will constitute a valid and legally binding obligation of Global, enforceable against Global in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

SECTION 4.2. OWNERSHIP; TRANFERABILITY: Global is the legal and beneficial owner of the Global Shares, free and clear of any Encumbrance or restriction on transfer, other than (i) restrictions under the Act and (ii) restrictions reflected in a legend on the certificates representing the Global Shares.

SECTION 4.3. CONSENTS AND APPROVALS: Neither the execution, delivery and performance of this Agreement by Global, nor the consummation by Global of any transaction related hereto, including the transfer, sale and delivery of the Global Shares, will require any consent, approval, license, Order or authorization of, filing, registration, declaration or taking of any other action with, or notice to, any Person, other than such consents, approvals, filings or actions as may be required (a) under the Federal securities laws which have or will be made.

SECTION 4.4. NO CONFLICTS: The execution and delivery by Global of this Agreement and the Transaction Documents to which it is or will become a party do not, and the consummation of the Contemplated Transactions shall not, assuming the consents, approvals, filings or actions described in Section 4.3 are made or obtained, as the case may be, (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or by-laws of Global, (b) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Global is a party or by which it or any of its properties or assets may be bound, or (c) conflict or violate any permit, concession, franchise, license, judgment, Order, decree, statute, law, ordinance, rule or regulation of any government, governmental instrumentality or court, domestic or foreign, applicable to Global or any of its properties or assets, except in the case of (b) and (c) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not, individually or in the aggregate, materially and adversely affect the Global Shares being conveyed by Global to RTC.

SECTION 4.5. BROKER'S FEES: Global has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement (other than any fees or commissions that are solely for the account of Global).


               ARTICLE V--CONDITIONS PRECEDENT; RELATED COVENANTS

SECTION 5.1. CLOSING EFFORTS: Each of the parties hereto shall use its commercially reasonable efforts ("Reasonable Efforts") to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its Reasonable Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date, and (ii) the conditions to the obligations of the other parties to consummate the transaction are satisfied.

SECTION 5.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF GLOBAL: The obligations of Global to transfer the Global Shares and receive the RTC Shares at the Closing are subject to the fulfillment of the condition that, at the Closing, the representations and warranties of RTC set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of RTC set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date).

SECTION 5.3. CONDITIONS PRECEDENT TO OBLIGATIONS OF RTC: The obligations of RTC to transfer the RTC Shares and receive the Global shares at the Closing are subject to the fulfillment of the condition that, at the Closing, the representations and warranties of Global set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of Global set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date).

     ARTICLE 6--SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

SECTION 6.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES: The representations, warranties, covenants, and obligations RTC and Global set forth in this Agreement and in any certificate, agreement, or instrument delivered in connection with the transactions contemplated hereby, shall survive the Closing for a period of three years.

SECTION 6.2. INDEMNIFICATION: RTC and Global (individually as, "Company") shall, defend, indemnify, and hold harmless the other and its affiliates and its respective officers, directors, shareholders, agents and employees (individually, a "Company Indemnitee" and collectively the "Company Indemnitees"), from and against any and all claims, losses, deficiencies, liabilities, obligations, damages, penalties, punitive damages, costs, and expenses (including, without limitation, reasonable legal, accounting and consulting fees), whether or not resulting from third party claims (collectively, "Losses"), suffered by a Company Indemnitee, which arise out of or result from:

(a) any inaccuracy or misrepresentation in or breach of any of the representations, warranties, covenants or agreements made by either Company in this Agreement or in any document, certificate or affidavit delivered by the Company pursuant to the provisions of this Agreement;

(b) any obligation, liability, debt or commitment of the Company which is not disclosed herein, whether or not paid by the Company; and

(c) any other matter, including, but not limited to, all acts, omissions and conditions existing or occurring prior to the Closing for which any of the Company Indemnitees is alleged to be liable pursuant to any successor or similar theory of liability.

SECTION 6.3 PROCEDURE FOR THIRD PARTY CLAIMS:

(a) Notice to the indemnifying party shall be given promptly after receipt by the Company Indemnitee of actual knowledge of the commencement of any action or the assertion of any claim that will likely result in a claim by it for indemnity pursuant to this Agreement. Such notice shall set forth in reasonable detail the nature of such action or claim to the extent known, and include copies of any written correspondence or pleadings from the party asserting such claim or initiating such action. The indemnified party shall be entitled, at its own expense, to assume or participate in the defense of such action or claim. If the indemnifying party assumes the defense of such action or claim, it shall be conducted by counsel chosen by such party and approved by the party seeking indemnification, which approval shall not be unreasonably withheld.

(b) For actions where the indemnifying party does not exercise its right to assume the defense, the party seeking indemnification shall assume and control the defense of and contest such action with counsel chosen by it and approved by the indemnifying party, which approval shall not be unreasonably withheld. The indemnifying party shall be entitled to participate in the defense of such action, the cost of such participation to be at its own expense. The indemnifying party shall pay the reasonable attorneys' fees and expenses of the party seeking indemnification to the extent that such fees and expenses relate to claims as to which indemnification is payable under Sections 6.2, as such expenses are incurred.

(c) Both the indemnifying party and the indemnified party shall cooperate fully with one another in connection with the defense, compromise, or settlement of any such claim or action, including, without limitation, by making available to the other all pertinent information and witnesses within its control.

(d) No indemnified party shall have the right to settle any action brought against it without the consent of the indemnifying party. The indemnifying party shall have the right to settle any action brought against an indemnified party as long as the indemnified party has been delivered a complete release as a condition of the settlement.

SECTION 6.4 REMEDIES CUMULATIVE: The remedies provided for herein shall be cumulative and shall not preclude assertion by any party of any other rights or the seeking of any other remedies against any other party.

SECTION 6.5 SUCCESSORS: The merger, consolidation, liquidation, dissolution or winding up of, or any similar transaction with respect to the parties hereto, shall not affect in any manner the obligations of the parties pursuant to
Section 6 or any other term or provision of this Agreement, and the parties covenant and agree to make adequate provision for their liabilities and obligations hereunder in the event of any such transaction.

       ARTICLE V11--DISCLOSURES PURSUANT TO CONFLICT OF INTEREST POLICIES

SECTION 7.1. DISCLOSURES: For the purpose of complying with all conflict of interest provisions in the bylaws or resolutions of Global and RTC, and in further compliance with all state and federal laws requiring disclosure of information involving any direct or indirect financial interests and positions of influence held by an individual participating in transactions which could lead to a potential, apparent or actual conflict of interest, the following statement is made:

(a.) James Egide is a member of the Board of Directors of Global.

(b.) James Egide, individually, is a minority shareholder of RTC.

(c.) James Egide will, upon approval and execution of this Agreement, be among the RTC Shareholders receiving Global shares in the exchange contemplated under this Agreement.

               ARTICLE VIII--GENERAL PROVISIONS; OTHER AGREEMENTS

SECTION 8.1. PRESS RELEASES. Other than any required filings under the Federal securities laws, none of the parties hereto will, without first obtaining the approval of the other, make any public announcement, directly or indirectly, regarding this Agreement, nor the nature of the transaction contemplated by this Agreement, to any person except as required by law or regulatory bodies and other than to the respective principals or other representatives of the Parties, each of whom shall be similarly bound by such confidentiality obligations. If any such press release or public announcement is so required by either party (except in the case of any disclosure required under the Federal securities laws to be made in a filing with the Securities and Exchange Commission), the disclosing party shall consult with the other parties prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to each of the parties.

SECTION 8.2. EXPENSES: Regardless of whether the transactions contemplated hereby are consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such costs and expenses.

SECTION 8.3. GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to the conflicts of laws provisions thereof.

SECTION 8.4. HEADINGS: Article and Section headings used in this Agreement are for convenience only and shall not affect the meaning or construction of this Agreement.

SECTION 8.5. ENTIRE AGREEMENT: This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter hereof.

SECTION 8.6. COUNTERPARTS: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures on this Agreement may be communicated by facsimile transmission and shall be binding upon the parties hereto so transmitting their signatures. Counterparts with original signatures shall be provided to the other parties hereto following the applicable facsimile transmission; provided that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Agreement.

SECTION 8.7. AMENDMENT: Any term of this Agreement may be modified or amended only by an instrument in writing signed by each of the parties hereto.

SECTION 8.8. SEVERABILITY: If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms.

SECTION 8.9. NOTICES: Any notice, report, demand, waiver, consent or other communication given by a party under this Agreement shall be in writing, may be given by a party or its legal counsel, and shall deemed to be duly given upon delivery by Federal Express or similar overnight courier service which provides evidence of delivery, or when delivered by facsimile transmission if a copy thereof is also delivered in person or by overnight courier. Notices of address change shall be effective only upon receipt notwithstanding the provisions of the foregoing sentence.

Notice to Global shall be sufficient if given to:
                       Global Pari-Mutual Services, Inc.
                       PO Box 13402
                       Chandler, Arizona  85248

Notice to RTC shall be sufficient if given to:
                       Royal Turf Club, Inc.
                       2533 North Carson Street
                       Carson City, Nevada 89706


     IN WITNESS WHEREOF, the parties hereto have caused this Stock Exchange Agreement to be duly executed and delivered as of the date set forth above.

ROYAL TURF CLUB, INC.



By:____________________________
   Name:
   Title:


GLOBAL PARI-MUTUAL SERVICES, INC.



By:____________________________
   Name:
   Title: